Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 File No. 333-163009) of Lear Corporation of our reports dated February 10, 2014, with respect to the consolidated financial statements and schedule of Lear Corporation and the effectiveness of internal control over financial reporting of Lear Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Detroit, Michigan

February 10, 2014